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                                    L E A S E


         This LEASE is entered into by and between Landlord and Tenant pursuant to the following terms and conditions:

         1.       SUMMARY:

(a)      Date of Lease:  December 30, 1996

(b) Landlord: Rodney H. Thomas and Dawn S. Thomas, his wife, as tenants by the entirety
         Address: 4283 Shoreline Drive, Earth City, Missouri 63045

(c)      Tenant: Thomas Construction, Inc., a Missouri corporation
         Address: 4283 Shoreline Drive, Earth City, Missouri 63045

(d)      [This subparagraph is intentionally blank]

(e) Premises: the building and all land, including the parking lot, landscaped areas and other common areas, known and numbered as 13397 Lakefront Drive, Earth City, Missouri 63045

(f) Term: seventeen (17) years, unless sooner terminated in accordance with this Lease or applicable law

(g) Commencement Date: upon issuance of an occupancy permit for the Premises. At such time, Landlord and Tenant shall execute a certificate evidencing the actual Commencement Date. Expiration Date: seventeen
         (17) years following the commencement Date.

(h) Rental: Four Hundred Forty-Nine Thousand Five Hundred Eighty-Seven Dollars ($449,587) annually; Thirty-Seven Thousand Four Hundred Sixty-Five Dollars Fifty-Eight Cents ($37,465.58) monthly

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         Beginning with the third year following the Commencement Date and every three (3) years thereafter, rent shall be adjusted for the CPI [see Para. 5(b)]

(i) Use of Premises: offices, showroom, telemarketing and related uses for home improvement sales and marketing, mortgage sales and brokering

(j)      Tenant's Proportionate Share shall be deemed to be one hundred percent
         (100%)

         2. CONTINGENCIES. This Lease shall be of no force or effect until such time as Landlord notifies Tenant of Landlord's acceptance of this Lease by delivering a signed copy to Tenant or otherwise. No act of Landlord other than execution of this Lease shall be deemed to create a lease or to grant Tenant any interest in the Premises or other property of Landlord, including an option therein.

         3. LEASE. Upon the contingencies of Paragraph 2 above being met, this Lease shall and will become effective without further action by Landlord or Tenant, and Tenant will lease from Landlord and Landlord will lease to Tenant the Premises for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, with covenant for quiet enjoyment.

         4. USE OF PREMISES. (a) The Premises may be used and occupied by Tenant during the Term, subject to the conditions herein contained, exclusively for purposes set forth in Paragraph 1(i) above; provided all necessary licenses and permits are first obtained by Tenant, at Tenant's sole cost and expense.

         (b) Tenant agrees to conduct its activities in, upon and about the Premises in compliance with all Rules now in force or hereafter enacted.

         5. RENTAL. (a) During the Term, Tenant shall pay to Landlord total rent equal to the sum of the annual rentals set forth in Paragraph 1(h) above in the monthly installments set forth

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therein without setoff or deduction, on the first day of each month. If the
Commencement Date shall be a day other than the first day of the month, rental shall be prorated for the first and last months of Term.

         (b) Beginning with the annual rent for the three (3) year period starting three (3) years after the Commencement Date, the annual rent shall equal the amount set forth in Paragraph 1(h) for such year above multiplied by a factor, the denominator of which is the CPI for the month three (3) months prior to the Commencement Date and the numerator of which is the CPI for the same month three (3) years later. Beginning with the annual rent for the three (3) year period starting six (6) years after the Commencement Date, the annual rent shall equal the amount set forth in Paragraph 1(h) for such year above multiplied by a factor, the denominator of which is the CPI for the month three
(3) months prior to the Commencement Date and the numerator of which is the CPI for the same month six (6) years later. Beginning with the annual rent for the three (3) year period starting nine (9) years after the Commencement Date, the annual rent shall equal the amount set forth in Paragraph 1(h) for such year above multiplied by a factor, the denominator of which is the CPI for the month three (3) months prior to the Commencement Date and the numerator of which is the CPI for the same month nine (9) years later. Beginning with the annual rent for the three (3) year period starting twelve (12) years after the Commencement Date, the annual rent shall equal the amount set forth in Paragraph 1(h) for such year above multiplied by a factor, the denominator of which is the CPI for the month three (3) months prior to the Commencement Date and the numerator of which is the CPI for the same month twelve (12) years later. Beginning with the annual rent for the two (2) year period starting fifteen (15) years after the Commencement Date, the annual rent shall equal the amount set forth in Paragraph 1(h) for such year above multiplied by a factor, the denominator of which is the CPI

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for the month three (3) months prior to the Commencement Date and the numerator of which is the CPI for the same month fifteen (15) years later.

         (c) At Landlord's cost, during the period from January 1, 1997 until the Commencement Date, Landlord shall provide the Tenant the space currently occupied by Tenant at 4283 Shoreline Drive, Earth City, Missouri 63045, and shall hold Tenant harmless from and indemnify it from any rental charges related to such premises.

         6. COVENANTS OF LANDLORD. Landlord covenants and agrees that Landlord holds title to the Premises and has full power and authority to lease the same and the improvements erected thereon, and that Tenant shall have quiet and peaceable possession of the Premises during the Term so long as there is no Event of Default. This covenant and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and his successors and assigns only with respect to breaches occurring during their respective ownership of Landlord's interest hereunder. Further, with respect to any services to be furnished by Landlord to Tenant or any other obligation of Landlord under this Lease, Landlord shall in no event be liable for failure to furnish the same when prevented or delayed in doing so as a result of strikes, lockouts, labor disputes, breakdown, accident, Rule, or failure to supply, or, after Landlord has exercised due diligence, inability to obtain supplies, parts or employees necessary to furnish such services or do such work, or because of war or other similar emergency, or for other causes beyond Landlord's reasonable control, or for any delays caused by Tenant's Agents, and in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages, nor shall the same affect the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant required to be performed.

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         7. REAL ESTATE AGENTS AND COMMISSIONS. Tenant and Landlord represent that neither has utilized the services of a real estate broker or other person who is or may be entitled to any payment in connection with the procurement of the Premises or this Lease.

         8. LANDLORD'S REGULATIONS. Tenant agrees to abide by such reasonable written regulations which Landlord may promulgate from time to time.

         9. CONDITION OF PREMISES. Landlord shall construct the Premises substantially in compliance with the plans prepared by Boland Associates.

         10. SIGNS, FIXTURES AND EQUIPMENT. (a) Tenant shall, at Tenant's sole cost and expense, provide, install, erect and thereafter maintain proper identifying signs on the exterior of the Premises of such size, color and design as may be usual, but said signs and the location thereof must be approved by Landlord prior to installation. No signs or lettering shall be installed, placed or painted on the exterior of the Premises unless first approved by Landlord.

         (b) Tenant shall install and maintain all fixtures and equipment necessary to comply with all Rules. Landlord shall have no responsibility for any loss of or damage to any of the Tenant's fixtures or property so installed or left on or about the Premises.

         (c) In the event Tenant shall have performed all covenants of this Lease, Tenant may remove such equipment and signs, if any, prior to the end of the Term except those firmly attached to the Premises; provided, however, that Tenant shall repair any damage to the Premises caused by such removal.

         11. SUBLEASING AND ASSIGNMENT. Tenant shall not sublease or assign its interest in the Lease without the prior written approval of Landlord. Landlord and Tenant shall convert the lease between Landlord and HomeFirst National, Inc. ("HomeFirst") dated January 23, 1997, to a sublease and/or assignment between Tenant and HomeFirst in accordance with the terms of

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said lease. No subleasing or assignment will relieve Tenant from liability for the payment of rental or the performance of any other covenant of this Lease. No sublessee or assignee shall have any right to sublease or assign its interest without the prior written approval of Landlord. No waiver of any condition contained in this Paragraph shall operate as a waiver or acquiescence to any further subleases or assignments.

         12. INSURANCE AND INDEMNITY. (a) Tenant shall keep all personal property upon the Premises in which it has an interest insured in the full replacement cost thereof, naming Landlord as an additional insured.

         (b) Tenant shall maintain, during the Term, and for any period which it may occupy the Premises before the Commencement Date, policies of Insurance having the following minimum coverages and limits: (i) comprehensive general liability with a combined single limit of One Million Dollars ($1,000,000.00) for bodily injury and property damage, or alternatively One Mill Dollar ($1,000,000.00) limit per occurrence general aggregate for bodily injury and property damage covering all owned, non-owned and hired automobiles; (iii) workers' compensation insurance containing statutory coverage and employer's liability with limits of One Hundred Thousand Dollars ($100,000.00) for each accident, Five Hundred Thousand Dollars ($500,000.00) for disease and One Hundred Thousand Dollars ($100,000.00) for disease of each employee; (iv) umbrella excess liability with a combined single limit of One Million Dollars ($1,000,000.00) for bodily injury and property damage; and (v) insurance upon all plate glass in the Premises.

         (c) All policies of insurance shall: (i) be carried with an Insurance Carrier as defined below; (ii) be noncancellable and nonmodifiable except upon thirty (30) days' prior written notice given to Landlord; (iii) name Landlord as an additional insured; (iv) be evidenced by a

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duplicate original or certificate of such policy of insurance delivered to
Landlord by Tenant; and (v) contain a waiver of any right of subrogation which the Insurance Carrier or others may have against Landlord. If any such policy of insurance is canceled or modified without the written consent of Landlord and not replaced by Tenant prior to the effective date of cancellation or modification, Landlord may, but shall not be required to, place such coverage in an Insurance Carrier and the premium therefor shall be reimbursed to Landlord immediately upon demand as additional rent hereunder.

         (d) Tenant shall indemnify and save harmless Landlord's Agents from and against all claims of whatever nature arising from any act, omission or negligence of Tenant's Agents, arising out of or from any accident, criminal act, injury or damage whatsoever caused to any person, or the property of any person, occurring in or about the Premises, where such accident, criminal act, injury or damage results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant's Agents, whether or not such accident, injury or damage arises or is alleged to arise in part through the negligence of Landlord's Agents. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, fees (including attorney's fees), expenses and liabilities in or in connection with any such claim or proceeding brought thereon or in the defense thereof.

         (e) Tenant waives any and all right of recovery against Landlord's Agents by reason of any such loss or injury which is covered by the terms of any policy of insurance carried or required to be carried by Tenant, including such as may arise from the negligence of Landlord's Agents. Tenant further waives any and all right of recovery against Landlord's Agents by reason of any loss to the Premises which is insured against under any policy carried or required to be carried by Tenant.

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         (f) Landlord shall not be liable to Tenant's Agents for injury to their person or loss of or damage to their property resulting from criminal acts, fire, explosion, falling plaster, steam, or from breakage, stoppage or leakage of gas, electricity, water, sewer pipes or plumbing, or from rain, snow, or leaks from any part of the Premises or from the pipes, appliances or plumbing works, or from the roof, street or subsurface, or from any other place or by dampness, or business interruption losses arising from any cause, except such as shall occur by reason of Landlord's willful failure to fulfill his obligations under this Lease. Landlord shall not be liable for any such damage caused by the public, occupants of property adjacent to the Premises or Tenant's Agents, and Tenant shall not hold Landlord's Agents harmless from all such liabilities.

         (g) As additional rental, Tenant shall pay to Landlord Tenant's Proportionate Share of all premiums paid by Landlord for insurance of Landlord's interest in the Premises. Landlord may, at his sole option, charge Tenant with one-twelfth (1/12) of the amount of such annual insurance premiums monthly based upon a reasonable estimate prepared by Landlord of the amount owed during the forthcoming year. Said amount shall be paid by Tenant with its monthly premium payment. In the event that the amount actually owed by Landlord for such insurance premiums shall exceed the estimated amount, Tenant shall pay the amount of such excess immediately upon demand from Landlord as additional rent. In the event that the amount actually owed for such insurance premiums shall be less than the amount estimated, Landlord shall credit the difference to the account of Tenant.

         (h) Tenant further agrees that Tenant will not do or suffer to be done, or keep or suffer to be kept, or omit to do anything necessary in, upon or about the Premises which may prevent obtaining insurance on terms generally applicable to the Premises (including, by way of example and not by way of limitation, fire, extended coverage and liability insurance) or which

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may make void or voidable any such insurance, or which may create any extra premiums for or increase the rate of any such insurance. If anything shall be done, kept or omitted to be done in, upon or about the Premises which shall create any extra premiums for or increase in rate of any such insurance, Tenant will pay the increased cost of the same to Landlord upon demand as additional rental.

         (i) In no event shall Landlord's Agents be liable to Tenant's Agents for any consequential damages arising from or alleged to arise from any act or omission of Landlord's Agents.

         13. TAXES. (a) As additional rental, Tenant shall pay to Landlord Tenant's Proportionate Share of all Taxes. Landlord may, at his sole option, charge Tenant with one-twelfth (1/12) of the amount of the Taxes monthly based upon a reasonable estimate prepared by Landlord of the amount owed during the forthcoming year. Said amount shall be paid by Tenant with its monthly rent payment. In the event that the amount actually owed for Taxes shall exceed the estimated amount, Tenant shall pay the amount of such excess immediately upon demand from Landlord as additional rent. In the event that the amount actually owed for Taxes shall be less than the amount estimated, Landlord shall credit the difference to the account of Tenant.

         (b) In the event that Landlord contests the amount of any Tax resulting in a refund of any Tax previously paid by Tenant, Landlord shall credit to Tenant the proportion of such refund, after all expenses of such contest, including attorney's fees, representing the amount previously paid by Tenant.

         14. MAINTENANCE, REPAIRS AND SECURITY. (a) During the Term, Tenant shall maintain, repair and replace the Premises and all portions thereof at its sole cost and expense,

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including without limitation all portions of any exterior and interior walls of the Premises, heating and air conditioning units serving the Premises, electrical and plumbing systems serving the Premises, and all items which shall be installed by Tenant. Landlord's Agents may enter upon the Premises at all reasonable times in order to inspect the Premises. In the event Tenant shall fail to provide such maintenance, repair and replacement, in addition to all other remedies, Landlord may but shall have no obligation to perform such maintenance, repairs and replacement, and the cost thereof shall be immediately due and payable by Tenant as additional rent upon demand by Landlord.

         (b) During the Term, Tenant shall, at its sole cost and expense, take good and ordinary care of the Premises or any area adjacent thereto and not cause or allow, debris, cartons or crates to accumulate on the Premises. Tenant shall provide a metal-enclosed container for the deposit of debris at the rear of the Premises, and also provide for the emptying of the container, at Tenant's sole cost.

         (c) At its sole cost and expense, Tenant shall provide all janitorial services and necessary security systems and services for the Premises.

         (d) Tenant shall surrender the Premises at the end of the Term in as good condition as received, ordinary wear and tear excepted.

         15. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. (a) With the prior written approval of Landlord, Tenant may, from time to time, make any alterations, additions or improvements to the Premises, install or remove signs and erect or remove any non-structural wall or partition. Any such work shall be done by Tenant in a good and workmanlike manner without impairing the structural soundness of the Premises. All salvage shall belong to Tenant, but all permanent additions shall become part of the Premises subject to this Lease. At no expense to Landlord,

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Landlord shall cooperate with Tenant in securing the necessary permits and authority to perform any work permitted under this Lease. Tenant agrees that all alterations, additions and improvements made by Tenant pursuant to this Paragraph shall conform to every Rule and to the applicable requirements of all Insurance Carriers on the Premises, and any board of underwriters, rating bureau or similar organization, and that such alterations, additions and improvements shall be compatible with the general architectural design and style of the Premises.

         (b) At the end of the Term, Tenant, if requested by Landlord, at Tenant's sole cost and expense, shall restore the Premises to its condition at the Commencement Date, repairing any and all damage, normal wear and teach excepted.

         16. LIENS. Tenant shall not cause or permit liens of any character to be filed against the Premises or any other property in which Landlord may have an interest, for any cause whatsoever, including in connection with any remodeling, maintenance, alterations, additions or improvements, and if any such lien shall be filed and not discharged within five (5) days, Tenant shall post a bond in an amount adequate to discharge in full said lien or liens and interest thereon with a bonding company approved by Landlord.

         17. UTILITIES AND OPERATING COSTS. (a) Tenant shall pay for all utilities in serving the Premises, including but not limited to gas, electricity, water, heat and sewer. If the Premises shall not be separately metered, Tenant shall pay to Landlord such amount as Landlord shall reasonably allocate to the Premises, considering the proportion the square footage of the Premises bears to the total area metered and all other factors considered relevant by Landlord in Landlord's reasonable judgment. Any amount paid by Landlord on account of utility usage by the Premises shall be additional rental payable by Tenant to Landlord immediately upon demand by Landlord.

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         (b) During the Term, Tenant shall pay to Landlord, as additional rent, an annual charge which shall be Tenant's Proportionate Share of Landlord's annual gross cost and expense of operating the Premises, including the common areas and parking area thereof. Without limiting the foregoing, there shall be included in such gross cost and expense, the cost of operating, managing, replacing, maintaining, cleaning, lighting and repairing all parts of the Premises not otherwise made Tenant's sole responsibility pursuant to Paragraph 14 above, including the roof, foundation, heating, air conditioning, plumbing and electrical systems, landscaping, grass cutting and maintenance, guttering, window cleaning and replacement, asphalting and line painting the parking lot, and policing the Premises. Landlord may, at his sole option, charge Tenant with one-twelfth (1/12) of the amount of such gross cost and expense monthly based upon a reasonable estimate prepared by Landlord of the amount owed during the forthcoming year. Said amount shall be paid by Tenant with its monthly rent payment. In the event that the amount actually owed for such gross cost and expense shall exceed the estimated amount, Tenant shall pay the amount of such excess immediately upon demand from Landlord as additional rent. In the event that the amount actually owed for such gross cost and expense shall be less than the amount estimated, Landlord shall credit the difference to the account of Tenant.

         18. DAMAGE TO THE PREMISES. (a) In the event that fifty percent (50%) or more of the total square footage of the Premises shall be totally or substantially destroyed by fire, explosion, tornado or other act of God, then either Tenant or Landlord shall have the right, by giving written notice to the other within thirty (30) days after such occurrence, to terminate this Lease, and all rents and other charges shall be adjusted to the date of such destruction. If such notice is not given, then Landlord shall promptly proceed to restore the Premises to its condition prior to the

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date of such destruction and shall complete said restoration within one hundred eighty (180) days of such destruction.

         (b) If, however, such damage shall be to less than fifty percent (50%) of the total square footage of the Premises, then the Landlord shall promptly, but not more than ninety (90) days, repair such damage restore the Premises to substantially the same condition as before the date of such occurrence. In that event, Landlord shall, within thirty (30) days from the date of such occurrence, determine if the Premises can be restored to a condition substantially similar to its condition prior to such occurrence within the ninety (90) day period. If Landlord determines that the Premises cannot be restored to a substantially similar condition within the said period, then Landlord may, by written notice, terminate this Lease within thirty (30) days of Landlord's determination.

         (c) During any period between the occurrence and restoration of the Premises, as provided in subparagraph (a) or (b) of this Paragraph above, rent shall abate proportionately to the square footage of the Premises that is unfit for use by Tenant until the earlier of: (i) the date such restorations are completed; or (ii) the actual use by Tenant of such area.

         (d) If any such damage to the Premises be to such a slight extent as not to interfere substantially with Tenant's occupancy and use, Tenant, at Tenant's expense, shall cause such damage to be repaired or restored, but no abatement in rental shall be allowed to Tenant.

         (e) In no event shall Landlord be required to expend an amount greater than the amount of insurance proceeds received by Landlord on account of any damage or destruction in the repair or restoration thereof.

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         19. EMINENT DOMAIN. In the event the Premises or any part thereof be acquired or condemned by eminent domain for any public or quasi-public use or purpose, the following provisions shall be controlling:

         (a) If the whole of the Premises shall be so taken, then and in that event, the Term shall cease and terminate from the date of title vesting in such proceeding.

         (b) If any part of the Premises shall be so taken and such partial taking or condemnation shall render the Premises unsuitable for the operations of Tenant, or if more than fifty percent (50%) of the Premises is so taken, then and in either event, the Term shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any otherwise unexpired portion of the Term. In the event the partial taking is of less than fifty percent (50%) of the Premises and not extensive enough to render the Premises unsuitable for the operations of Tenant, then Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such taking less the portion so taken, and this Lease shall thereafter continue in full force and effect with a reduction in the rent proportionate to the area of the Premises so taken.

         (c) In the event of any taking as hereinbefore provided, either whole or partial, Tenant shall not be entitled to any part of the award as damages or otherwise for such taking and Landlord shall receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof; provided, however, Tenant shall be entitled to receive and retain such amounts which may be awarded specifically to Tenant in any such proceedings because of the taking of Tenant's trade furniture, fixtures and leasehold improvements which have not become a part of the Premises. It is understood that in the event of the end of the Term as aforesaid, neither Landlord nor Tenant shall have any claim against the other for the value of any

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otherwise unexpired portion of the Term and Tenant shall have not right or claim to any part of the award on account thereof.

         20. "FOR LEASE" SIGNS. During the last four (4) months of the Term, Landlord may place a conspicuous sign designating the Premises as "For Lease" in any usual manner.

         21. DEFAULT. (a) In any Event of Default, besides other rights or remedies he may have, Landlord shall have the immediate right to reenter the Premises and remove all persons and property from the Premises, without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

         (b) Should Landlord elect to reenter the Premises, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any law or notice provided for by law, Landlord may either terminate this Lease or he may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises for such purposes as Landlord shall, in Landlord's sole discretion, deem advisable and relet the Premises or any part thereof as the agent for and in the name of Tenant, for such term or terms (which may be for a period extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Landlord in his sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord shall be applied: first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; third, to amounts required by this Lease to be paid by Tenant to

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Landlord which are due and unpaid; and the residue, if any, shall be held by
Landlord and applied in payment of future amounts required by this Lease to be paid by Tenant to Landlord as the same may become due and payable. If the rentals received from such reletting during any month shall be less than the required payments to be paid during that month by Tenant under this Lease, Tenant shall pay any such deficiency to Landlord immediately upon demand.

         (c) No such reentry or taking possession of the Premises by Landlord shall be construed as an election on his part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies he may have, he may recover from Tenant all damages he may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

         (d) In the event that Landlord shall proceed to exercise the remedies under any subparagraph of this Paragraph above and the Tenant shall believe that Landlord's efforts are inadequate, Tenant shall immediately notify Landlord of the same in a writing specifying the nature of Landlord's inadequate efforts, stating with specificity the nature of any additional action which Tenant deems necessary or advisable in the circumstances.

         (e) In any Event of Default, Landlord's further performance of any covenant to be performed by Landlord shall be excused, and Tenant shall have no claim against Landlord for

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Landlord's failure to perform any covenant hereunder, the performance of which becomes due subsequent to the Event of Default.

         22. SUBORDINATION. Landlord reserves the right to subject and coordinate this Lease at all times to the lien of any mortgage or mortgages hereinafter placed upon any portion of the Premises, and Tenant agrees to execute such instruments as may be necessary to evidence such subordination; provided, however, such subordination, if any, shall permit Tenant the continued rights of peaceable possession and enjoyment of the Premises during the Term, for so long as Tenant continues to comply with all of the terms, conditions and payments required of Tenant hereunder. In addition, should Landlord sell or otherwise alienate the Premises, and in the event Tenant is not in default under the terms of this Lease, no person acquiring an interest in the Premises, except those acquiring through Tenant, shall disturb Tenant in the quiet enjoyment of the Premises.

         23. NOTICES. Any notice required to be given by either party to the other party under this Lease or otherwise shall be served personally or mailed by United States certified mail to said party at the address shown in Paragraph 1(b) above if to Landlord or Paragraph 1(c) above if to Tenant, or to such other address as a party shall notify the other from time to time.

         24. NO WAIVER. Landlord's failure to seek redress of any Event of Default or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a subsequent Event of Default, which would have originally constituted a violation, from having all the force and effect of an original violation. Use by Landlord of rent with knowledge of an Event of Default shall not be deemed a waiver of such breach by Landlord. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser sum than the rentals

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

herein stipulated shall, unless otherwise agreed upon specifically in writing, be deemed to be other than on account of the earliest stipulated rental.

         25. GENDER AND NUMBER. Reference to one gender in this Lease shall be deemed to encompass the masculine, feminine and neuter, references to the singular shall encompass the plural and the plural shall encompass the singular, as appropriate.

         26. ENTIRE AGREEMENT. This Lease and the exhibits hereto are the entire agreement between the parties, and there are no other covenants, express or implied, or any other terms and conditions, except as contained herein.

         27. MODIFICATION. This Lease may not be altered, amended or modified except by a writing signed by the parties. None of the Landlord's Agents, other than Landlord personally, may agree to alter, amend or modify this Lease.

         28. PARTIES. This Lease shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives and assigns, except as specifically prohibited elsewhere herein.

         29. HEADINGS. Headings in this Lease are for informational purposes only and form no part of this Lease. Such headings shall not be referred to in the interpretation and construction of this lease.

         30. SITUS. Suit to enforce or interpret the terms of this Lease shall be brought only in that Circuit Court for the State of Missouri in the County in which the Premises are located, or the United States District Court for the Eastern District of Missouri, Eastern Division, and both parties irrevocably consent to the jurisdiction of those courts. Further, Landlord may seek to enforce this Lease or have its terms interpreted by any court having jurisdiction of Tenant.

         31. GOVERNING LAW. This Lease shall be governed and construed in accordance with the internal laws of the State of Missouri.

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

         32. DEFINITIONS. (a) As used herein, "COMMENCEMENT DATE" shall mean the first day of the Term.

         (b) As used herein, "CPI" shall mean the United States Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the Department of Labor, U.S. City Average All Urban Consumers (CPI-U) 1982-84 equals 100, or if said Consumer Price Index is no longer published then a reasonably comparable index.

         (c) As used herein, "EVENT OF DEFAULT" shall mean Tenant's failure to perform any covenant set forth herein to be performed by Tenant, including but not limited to Tenant's failure to pay rent, insurance premiums or other assessments when due and Tenant's failure to discharge or bond against any lien as set forth in Paragraph 16 above. In addition, an "EVENT OF DEFAULT" shall include: (i) the levying of any execution against any property of Tenant, including but not limited to Tenant's interest in this Lease; (ii) Tenant's abandonment or vacation of the Premises; (iii) the filing of a petition in bankruptcy or for reorganization pursuant to any state or federal insolvency or bankruptcy law by or against Tenant; (iv) Tenant's making a general assignment for the benefit of creditors' (v) the appointment or request for an appointment of a receiver of all or any portion of the assets of Tenant; (vi) Tenant's making or sending a notice of an intended bulk transfer; (vii) the sale or disposition of all or a substantial portion of Tenant's property, except Tenant's inventory in the ordinary course of business; and (viii) the making by Tenant of any materially false representation in connection with this Lease, including but not limited to any statement contained in any credit application or like document submitted to Landlord.

         (d) As used herein, "GOVERNMENT" means all governmental authorities, including federal, state and local and all subdivisions thereof, all agencies or other authorities having or which claim to have legal jurisdiction over either the Premises, Tenant or Landlord.

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

         (e) As used herein, "INSURANCE CARRIER" shall mean a reputable insurance company authorized to do business in the State of Missouri with a policyholders' rating of not less than "A" in the most current edition of BEST'S INSURANCE REPORTS, and approved by Landlord.

         (f) As used herein, "LANDLORD'S AGENTS" shall include Landlord, its partners, officers, stockholders, directors, servants, contractors, invitees, customers, employees and licensees, and any person or entity in a like relationship to Landlord.

         (g) As used herein, "PREMISES" shall mean the premises set forth in Paragraph 1(e) above.

         (h) As used herein, "RULE" means all statutes, ordinances, rules, orders, codes, requirements and regulations promulgated by any Government, as the same may be amended from time to time.

         (i) As used herein, "TAXES" shall mean any: (i) fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing or judicial authority against the Premises or the land upon which the Premises is located; (ii) tax on Landlord's right to receive, or the receipt of, rent or income from the Premises, or against Landlord's business of leasing the Premises; (iii) tax or charge by any Government for the provision of services to the Premises, including but not limited to fire protection, streets and maintenance thereof and sidewalks; (iv) tax imposed on the transaction evidenced by this Lease; and
(v) any amount incurred by Landlord in contesting any tax elsewhere mentioned in this Paragraph, including court costs and attorney's fees.

         (j) As used herein, "TENANT'S AGENTS" shall include Tenant, its partners, officers, stockholders, directors, servants, contractors, invitees, customers, employees and licensees, and any person or entity in a like relationship to Tenant.

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

         (k) As used herein, "TENANT'S PROPORTIONATE SHARE" shall mean the percent shown in Paragraph 1(j) above.

         (l) As used herein, "TERM" shall mean the time beginning with the Commencement Date and ending on the Expiration Date; provided, however, that the Term may be terminated earlier by operation of this Lease.

         IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first written above.

Landlord:                                  Tenant:

                                           Thomas Construction, Inc.
/s/ DAWN S. THOMAS
-------------------------------
Dawn S. Thomas
                                           By:      /s/ RODNEY H. THOMAS
                                                -------------------------------
                                                  Rodney H. Thomas, President

/s/ RODNEY H. THOMAS
-------------------------------
Rodney H. Thomas

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